                                                                 Exhibit 11
                                                                     to
                                                             Form 10-K for 1995

                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
      (Dollars in millions, except per share amounts; shares in thousands)

                                                           1995            1994           1993
                                                          ------          ------         ------

Income (loss) before extraordinary charge and
  cumulative effect of change in accounting
  principle. . . . . . . . . . . . . . . . . . . . . .     $(25.3)        $ 75.5         $(56.8)
Extraordinary charge . . . . . . . . . . . . . . . . .       (7.0)             -              -
Cumulative effect of change in accounting
  principle. . . . . . . . . . . . . . . . . . . . . .          -           (2.9)             -
                                                           ------         ------         ------
Net income (loss). . . . . . . . . . . . . . . . . . .     $(32.3)          72.6         $(56.8)
Preferred dividend requirements. . . . . . . . . . . .          -              -            2.2
                                                           ------         ------         ------
Income (loss) applicable to common shares. . . . . . .     $(32.3)        $ 72.6         $(59.0)
                                                           ------         ------         ------
                                                           ------         ------         ------

Weighted average common shares outstanding . . . . . .     66,271         65,443         63,296

Common share conversions applicable to
  common share options . . . . . . . . . . . . . . . .        457              9             74
                                                           ------         ------         ------
Total number of shares for computing
  primary earnings (loss) per share. . . . . . . . . .     66,728         65,452         63,370
Average contingent issues of common shares
  from convertible preferred shares. . . . . . . . . .          -              -          1,531
                                                           ------         ------         ------
Total number of shares for computing
  fully diluted earnings (loss) per share. . . . . . .     66,728         65,452         64,901
                                                           ------         ------         ------
                                                           ------         ------         ------

Earnings (Loss) per Common Share

  As Reported
    Income (loss) before extraordinary charge
      and cumulative effect of change in
      accounting principle . . . . . . . . . . . . . .     $ (.38)        $ 1.15         $ (.93)
    Extraordinary charge . . . . . . . . . . . . . . .       (.11)             -              -
    Cumulative effect of change in accounting
      principle. . . . . . . . . . . . . . . . . . . .          -           (.04)             -
                                                           ------         ------         ------
    Net income (loss). . . . . . . . . . . . . . . . .     $ (.49)        $ 1.11         $ (.93)
                                                           ------         ------         ------
                                                           ------         ------         ------
  Primary
    Income (loss) before extraordinary charge
      and cumulative effect of change in
      accounting principle . . . . . . . . . . . . . .     $ (.38)        $ 1.15         $ (.93)
    Extraordinary charge . . . . . . . . . . . . . . .       (.10)             -              -
    Cumulative effect of change in accounting
      principle. . . . . . . . . . . . . . . . . . . .          -           (.04)             -
                                                            ------        ------         ------
    Net income (loss). . . . . . . . . . . . . . . . .     $ (.48)        $ 1.11         $ (.93)
                                                            ------        ------         ------
                                                            ------        ------         ------
  Fully Diluted
    Income (loss) before extraordinary charge
      and cumulative effect of change in
      accounting principle . . . . . . . . . . . . . .     $ (.38)        $ 1.15         $ (.88)
    Extraordinary charge . . . . . . . . . . . . . . .       (.10)             -              -
    Cumulative effect of change in accounting
      principle. . . . . . . . . . . . . . . . . . . .          -           (.04)             -
                                                            ------        ------         ------
    Net income (loss). . . . . . . . . . . . . . . . .     $ (.48)        $ 1.11         $ (.88)
                                                            ------        ------         ------
                                                            ------        ------         ------

Earnings (loss) per share amounts for the years ended December 31, 1995, 1994 and 1993 as reported in the Consolidated Statements of Income are based on the weighted average common shares outstanding for the respective periods. Primary and fully diluted earnings (loss) per share amounts are not shown in the Consolidated Statements of Income as they differ from the reported earnings
(loss) per share amounts by less than three percent or are antidilutive.